                          UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        [FLIGHT SAFETY TECHNOLOGIES LOGO]

                        FLIGHT SAFETY TECHNOLOGIES, INC.
                        --------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEVADA                                 95-4863690
            ---------------                        ------------------
        (STATE OF INCORPORATION)                (I.R.S. EMPLOYER ID NO.)

                  28 COTTRELL STREET, MYSTIC, CONNECTICUT 06355
                 ----------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class to be registered     Name of each exchange of which each
                                                class is to be registered
             Not applicable                          Not applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: No. 333-102788

Securities to be registered pursuant to Section 12(g) of the Act:

                       Common stock, par value of $0.001
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended and filed with the Securities and Exchange Commission (File No. 333-102788) is incorporated by reference to this registration statement.

Item 2.  Exhibits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-102788 on January 29, 2002. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

EXHIBIT
 NUMBER                                 DESCRIPTION
  3.1     Articles of Incorporation
  3.2     Bylaws
  3.3     Amendment to Articles of Incorporation
  5       Opinion Re: Legality
  10.1    Employment Agreement dated November 3, 2000 between FSTO and Samuel A. Kovnat
  10.2    Employment Agreement dated November 3, 2000 between FSTO and William B. Cotton
  10.3    Employment Agreement dated November 3, 2000 between FSTO and David D. Cryer
  10.4    Employment Agreement dated November 3, 2000 between FSTO and Frank L. Rees
  10.5    Share Exchange Agreement between Reel Staff, Inc. and Flight Safety Technologies, Inc.
            dated June 24, 2002 as amended July 15, 2002
  10.6    Teaming Agreement dated May 1, 1997 by and between FSTO and Lockheed Martin Corporation
  21      Subsidiaries of the Company
  23.1    Consent of Kostin, Ruffkess & Company LLC
  23.2    Consent of Quintanilla, A Professional Accounting Corporation
  23.3    Consent of Counsel
  24      Power of Attorney

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                                   SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 18th day of February, 2003.

                                      FLIGHT SAFETY TECHNOLOGIES, INC.


                                      By: /s/  Samuel A. Kovnat
                                         ----------------------------------
                                               Samuel A. Kovnat
                                               Chairman and Chief Executive
                                               Officer